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                                                                   Exhibit  23.1




            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 Nos. 333-118516 and 333-118516-01) and related Prospectus of (i) Plum Creek Timber Company, Inc. for the registration of preferred stock, common stock, depositary shares, warrants and guarantees and (ii) Plum Creek Timberlands, L.P. for the registration of debt securities of our reports (a) dated February 22, 2006, with respect to the consolidated financial statements of Plum Creek Timber Company, Inc., Plum Creek Timber Company, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Plum Creek Timber Company, Inc., and (b) dated February 22, 2006, with respect to the consolidated financial statements of Plum Creek Timberlands, L.P., and we also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-67382) and related Prospectus of Plum Creek Timber Company, Inc. for the registration of common stock issuable upon exercise of Georgia-Pacific Corporation-Timber Group options, in the Registration Statement (Form S-8 No. 333-71192) pertaining to the Georgia-Pacific Corporation 1995 Long-term Incentive Plan and Georgia-Pacific Corporation/Timber Group 1997 Long-term Incentive Plan, in the Registration Statement (Form S-8 No. 333-59812) pertaining to the 2000 Stock Incentive Plan of Plum Creek Timber Company, Inc., and in the Registration Statement (Form S-8 No. 333-123146) pertaining to the Plum Creek Timber Company, Inc. Amended and Restated Stock Incentive Plan of our reports dated February 22, 2006, with respect to the consolidated financial statements of Plum Creek Timber Company, Inc., Plum Creek Timber Company, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Plum Creek Timber Company, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

                                       /s/  Ernst & Young LLP

Seattle, Washington
February 23, 2006